UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2024

Verrica Pharmaceuticals Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-38529	46-3137900
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 W. Gay St., Suite 400 West Chester, PA	19380
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (484) 453-3300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Securities Exchange Act of 1934:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock	VRCA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Entry into Release Agreement and Consulting Agreement with Joe Bonaccorso

Consistent with Verrica Pharmaceuticals Inc.’s (the “Company”) previously disclosed expectations in its Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on August 27, 2024 (the “Earlier Form 8-K”), on August 30, 2024, the Company and Joe Bonaccorso, the Company’s former Chief Commercial Officer, entered into a Release Agreement and a Consulting Agreement (each as defined in the Earlier Form 8-K). The Release Agreement and the Consulting Agreement are on the same terms as previously disclosed in the Earlier Form 8-K.

The description of the Release Agreement and the Consulting Agreement provided in the Earlier Form 8-K is not complete and is qualified in its entirety by reference to the Release Agreement and the Consulting Agreement, which the Company intends to file as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ending September 30, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Verrica Pharmaceuticals Inc.

Date: September 6, 2024	/s/ P. Terence Kohler Jr.
P. Terence Kohler Jr.
Chief Financial Officer